[GRAPHIC OMITTED]


     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows





     Evergreen Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                11,625,851        11.71


     Class B      0                 0                6,796,284         10.91


     Class C      0                 0                375,775           10.89


     Class I      0                 0                17,717,218        12.06





     Masters Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                6,607,199         7.95


     Class B      0                 0                7,248,488         7.61


     Class C      0                 0                   541,674        7.60


     Class I      0                 0                   99,335         8.07



     Mid Cap Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                117,975,869       4.65


     Class B      0                 0                    6,756,938     4.37


     Class C      0                 0                    1,911,247     4.37


     Class I      0                 0                    8,600,414     4.76





     Large Cap Equity Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      216,657  0.06             3,775,470                  13.56


     Class B      1,636             0.00             858,967           13.01


     Class C      288               0.00             190,115           13.24


     Class I      10,958,480        0.10             106,887,504       13.61


     Class IS     383,210           0.06             5,905,044         13.57


     Omega Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0.00             21,099,020        23.00


     Class B      0                 0.00             26,464,366        20.51


     Class C      0                 0.00             6,270,576         20.57


     Class I      0                 0.00             645,309           23.44


     Class R      0                 0.00             321               22.97





     Large Company Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------


     Class A      0                 0                67,121,093        5.96


     Class B      0                 0                4,827,959         5.61


     Class C      0                 0                1,565,947         5.61


     Class I      0                 0                2,578,699          5.94



     Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                5,342,838       15.41


     Class B      0                 0                1,490,731       14.04


     Class C      0                 0                14,414,261       14.02


     Class I      0                 0                39,649,928       15.72





     Aggressive Growth Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      0                 0                10,980,522       15.74


     Class B      0                 0                2,887,200        14.28


     Class C      0                 0                587,785           14.23


     Class I      0                 0                682,548           16.37